EXHIBIT 12

       FLORIDA POWER & LIGHT COMPANY
           COMPUTATION OF RATIOS
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                                                                                               Nine Months Ended
                                                                                               September 30, 1996
                                                                                             (Thousands of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ..............................................................................        $518,537
  Income taxes ............................................................................         276,012
  Fixed charges, as below .................................................................         197,859

    Total earnings, as defined ............................................................        $992,408

Fixed charges, as defined:
  Interest expense ........................................................................        $186,150
  Rental interest factor ..................................................................           4,012
  Fixed charges included in nuclear fuel cost .............................................           7,697

    Total fixed charges, as defined .......................................................        $197,859

Ratio of earnings to fixed charges ........................................................            5.02




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND DIVIDEND REQUIREMENTS ON PREFERRED STOCK

Earnings, as defined:
  Net income ..............................................................................        $518,537
  Income taxes ............................................................................         276,012
  Fixed charges, as below .................................................................         197,859

    Total earnings, as defined ............................................................        $992,408

Fixed charges, as defined:
  Interest expense ........................................................................        $186,150
  Rental interest factor ..................................................................           4,012
  Fixed charges included in nuclear fuel cost .............................................           7,697

    Total fixed charges, as defined .......................................................         197,859

Non-tax deductible dividend requirements on preferred stock ...............................          17,966
Ratio of income before income taxes to net income .........................................            1.53

Dividend requirements on preferred stock before income taxes ..............................          27,488

Combined fixed charges and dividend requirements on preferred stock .......................        $225,347

Ratio of earnings to combined fixed charges and dividend requirements on preferred stock ..            4.40
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